EXHIBIT 10.15

Employment Contract

Employer (Party A): Xi’an Hanxin Science & Technology Co. Ltd.
Employee (Party B): Tong Yi

Party A employs party B to be the CFO of the company. The following agreements are reached through negotiation to clarify both parties’ rights and obligations.

1. Period of the employment contract
The period of the contract shall be 1 year from April 1st, 2009 to April 1st, 2010. Complementary agreement shall be signed if the employment continues after this period.

2. Job title
Party A employs party B to be the CFO of the company. Party B shall not hold other positions in any other companies; Party B shall not disclose any business secrets to competitors of party A and the public, and shall assume legal responsibilities according to “Law of the People's Republic of China Against Competition by Inappropriate Means” in case of such disclosures.

3. Compensation
The compensation for party B agreed by the board of directors are composed of stocks(stock options), basic salary, subsidy and bonus. The basic salary is RMB7000, and the subsidy is RMB600. Bonus shall depend on the operation of the company.

4. Insurance and welfare
1) Party B is entitled to holidays according to national regulations. The compensation during such holidays shall be executed according to related regulations of party A.
2) Party A shall establish fundamental social insurance (including retirement, unemployment and medical insurance) according to related national and local regulations.

5. Statement and guarantee
1) Party A:
a. is a legal and effectively existing corporation with limited liabilities.
b. has the right to sign this contract and has performed all necessary actions so as to be authorized to sign and execute this contract.
c. shall abide by this contract since signing this contract.

2) Party B:
a. assure all personal information provided are true;
b. is of the act capability of signing and executing this contract, and the act shall not involve obligations to any third parties.
c. shall abide by this contract since signing this contract.

6. Change, expiration and cancellation
1) Both parties shall act according to this contract. Neither party shall change the contract on their own. In need of change agreement between two parties shall be reached and it shall go through the original signing procedure. The original contract shall prevail when no agreements on change were achieved.

2) The contract shall expire in one of the following cases:
a. The period is over, or condition of dismiss has appeared;
b. Party A is canceled or cleared.

7. Working disciplines and requirements
1) if party B take a leading management position, the term of office shall be the contract period in case the position has a term of office, or the contract shall be changed into unlimited duration contract if there is no term of the position.
2) Party B shall abide by party A’s regulations and actively complete his/her jobs.

8. Breach of contract
1) party A shall pay party B a compensation if party A dismiss party B with no applicable reasons.
2) party B shall compensate for party A’s loss if party B’s actions against working safety and other regulations has caused accidents impair party A’s interest.
3)if party B cancel the contract without consent from party A, party A shall pay a penalty of RMB5000.
4)party A shall have the right to punish party B as formal employee if party B’s actions against working safety and other regulations has caused accidents impair party A’s interest.

9. Other issues uncovered shall be settles through negotiations.

10. This contract has 2 duplicates with identical legal effect; either party shall hold one.

11. This contract shall come into effect after signing/sealing.

Seal: Xi’an Hanxin Science & Technology Co. Ltd.

Sign: Tong Yi

April 1st, 2009